                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        DATE OF REPORT - OCTOBER 12, 2001
                        ---------------------------------
                        (Date of earliest event reported)


                         QUESTAR MARKET RESOURCES, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)



     STATE OF UTAH                    0-30321                    87-0287750
------------------------            -----------              -------------------
 (State or other juris-             (Commission               (I.R.S. Employer
diction of incorporation             File No.)               Identification No.)
    or organization)



      P. O. BOX 45601, 180 EAST 100 SOUTH, SALT LAKE CITY, UTAH 84145-0601
      ---------------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (801) 324-2600
                                                           --------------





--------------------------------------------------------------------------------
                                 Not Applicable
         (Former name or former address, if changed since last report.)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         On August 13, 2001, Questar Market Resources, Inc. (the "Company") announced its acquisition of Shenandoah Energy Inc., ("Shenandoah") which occurred effective July 31, 2001. (See the Company's current Report on Form 8-K dated July 31, 2001.)

         (a) The following financial statements of Shenandoah are filed as part of this Report:

                  Statement of income, year ended December 31, 2000 (audited). Balance sheets, December 31, 2000 and 1999 (audited). Statement of cash flow, year ended December 31, 2000 (audited) Notes to financial statements.
                  Report of independent auditors
                  Statements of income, six months ended June 30, 2001 and 2000 (unaudited). Balance sheet as of June 30, 2001 (unaudited). Statements of cash flow, six months ended June 30, 2001 and 2000 (unaudited). Notes to financial statements.

         (b) Pro forma financial information. The following pro forma information is filed as part of this Report:

                  Statements of income for the 12 months ended December 31, 2000 and six months ended June 30, 2001.
                  Balance sheet as of June 30, 2001.
                  Notes explaining adjustments to financial statements.

         (c)      No exhibits are required to be filed as a part of this Report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         QUESTAR MARKET RESOURCES, INC.
                                            (Registrant)


October 12, 2001                         /s/ G. L. NORDLOH
----------------                         -------------------------------------
    (Date)                               G. L. Nordloh
                                         President and Chief Executive Officer

Unaudited Pro Forma Combined Financial Statements

Acquisition of Shenandoah Energy Inc.

The following sets forth unaudited pro forma combined financial information, which is presented to give effect to the acquisition of Shenandoah Energy Inc. (SEI) by Questar Market Resources Inc. (QMR). The transaction was accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States. In addition, the pro forma combined financial statements reflect QMR's gas and oil operations converted from the full cost method of accounting to the successful efforts method of accounting for gas and oil operations. Other adjustments and assumptions of operating results and financial position are described in the notes accompanying the pro forma financial statements.

The adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. Historical sales have not been adjusted for any future price changes. The income statement data for the year ended December 31, 2000 and the six months ended June 30, 2001 assume that the acquisition was consummated January 1, 2000. The balance sheet data assume that the acquisition was consummated on June 30, 2001. The fair value of producing properties and leaseholds was derived from estimated future net cash flows from those properties as calculated by independent reservoir engineers. The historical cost of current assets and current liabilities approximated fair value. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or the financial position that would have occurred had the acquisition been consummated at the beginning of the earliest period presented, nor are they indicative of future results of operations or financial position.

Change in Accounting Method

In the third quarter of 2001, Questar Market Resources elected to change its accounting method for gas and oil properties from the full cost method to the successful efforts method. Management believes that the successful efforts method of accounting is preferable and that the accounting change will more accurately present the results of operations of the Company's exploration, development and production activities, minimize asset write-downs caused by temporary declines in gas and oil prices and reflect impairment of the carrying value of the Company's gas and oil properties only when there has been an other-than-temporary decline in their fair value.

Notes explaining pro forma adjustments to combined financial statements

         - Reflect QMR's change in accounting method for gas and oil properties from the full cost method to the successful efforts method.
         - Allocate acquisition cost to SEI assets and liabilities based on fair value. Record any excess of purchase price over fair value of the assets acquired in goodwill.
         -        Record deferred incomes taxes based on acquisition cost.
         - Adjust depreciation expense to reflect the new basis of SEI's fixed assets.
         - Adjust interest expense to reflect financing costs of the acquisition.
         - Reduce operating expenses to reflect the decision to resign from SEI made by several executives.
         -        Allocate a portion of corporate overhead costs to SEI
         -        Exclude results of operations not purchased by QMR.
         - Calculate income tax expense based on pro forma income before income taxes.

QUESTAR MARKET RESOURCES, INC.
PRO FORMA COMBINED STATEMENTS OF INCOME
(In thousands)
(Unaudited)

                                                                            6 MONTHS ENDED JUNE 30, 2001
                                                   ---------------------------------------------------------------------------------
                                                                   QMR        ADJUSTMENTS        SEI           SEI         NEW QMR
                                                   REFERENCE                 TO SUCCESSFUL                 ACQUISITION   (PRO FORMA)
                                                                               EFFORTS                     ADJUSTMENTS
                                                   ---------------------------------------------------------------------------------
                                                                                  (1)
REVENUES                                             (5)         $435,588                      $43,367        ($1,737)     $477,218

OPERATING EXPENSES
  Cost of natural gas and other products sold                     219,789                                                   219,789
  Operating and maintenance                        (4)(5)(6)       49,099                       15,358           (364)       64,093
  Exploration expense                                                              5,426            28                        5,454
  Depreciation and amortization                      (2)           40,865          1,523         5,289          3,501        51,178
  Other taxes                                        (5)           28,987                        1,497           (104)       30,380
  Wexpro settlement agreement - oil
     income sharing                                                 2,025                                                     2,025
                                                   ---------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES                                      340,765          6,949        22,172          3,033       372,919
                                                   ---------------------------------------------------------------------------------

    OPERATING INCOME                                               94,823         (6,949)       21,195         (4,770)      104,299

INTEREST AND OTHER INCOME                                           3,387          9,373           412                       13,172
MINORITY INTEREST                                                     169                                                       169
INCOME FROM UNCONSOLIDATED
    AFFILIATES                                                        228                                                       228

DEBT EXPENSE                                         (3)           (9,045)                      (4,080)        (7,213)      (20,338)
                                                   ---------------------------------------------------------------------------------

    INCOME (LOSS) BEFORE INCOME TAXES                              89,562          2,424        17,527        (11,983)       97,530

INCOME TAXES                                         (7)           32,611            397         6,660         (4,553)       35,115
                                                   ---------------------------------------------------------------------------------

       NET INCOME (LOSS)                                          $56,951         $2,027       $10,867        ($7,430)      $62,415
                                                   =================================================================================

ADJUSTMENTS TO PRO FORMA FINANCIAL STATEMENTS                                                                      ($000)
---------------------------------------------                                                                      ------
(1) Adjustments to reflect conversion of accounting for gas and oil properties from the full cost method to the successful efforts method.

(2) Depreciation adjustment for purchase price of fixed assets
    Oil and gas assets amortization rate $.78 mcfe times 9.641 Bcfe                                 $7,520
    Other assets valued at $50.8 million, straight line for 20 years                                 1,270
                                                                                             --------------
                                                                                                     8,790
    Incremental depreciation expense                                                                (5,289)         3,501
                                                                                             --------------
(3) Acquisition financing costs on $403 million at 5.679%                                           11,443
    Incremental financing costs                                                                     (4,230)         7,213
                                                                                             --------------
(4)  Salary expense reduction                                                                                        (450)
(5)  Remove revenues of operations not acquired by QMR                                                             (1,737)
     Remove operating expenses of operations not acquired by QMR                                                     (364)
     Remove production taxes of operations not acquired by QMR                                                       (104)
(6)  Allocation of corporate overhead                                                                                 450
(7)  Income tax expense on adjustments at 38%                                                                      (4,553)

QUESTAR MARKET RESOURCES, INC.
PRO FORMA COMBINED STATEMENTS OF INCOME
(In thousands)
(Unaudited)

                                                                         12 MONTHS ENDED DECEMBER 31, 2000
                                                   ---------------------------------------------------------------------------------
                                                                   QMR        ADJUSTMENTS       SEI            SEI         NEW QMR
                                                   REFERENCE                 TO SUCCESSFUL                ACQUISITION   (PRO FORMA)
                                                                                EFFORTS                    ADJUSTMENTS
                                                   ---------------------------------------------------------------------------------
                                                                                  (1)
REVENUES                                             (5)         $742,053                      $46,786        ($2,967)     $785,872

OPERATING EXPENSES
  Cost of natural gas and other products sold                     369,752                                                   369,752
  Operating and maintenance                        (4)(5)(6)      106,703                       18,241         (1,034)      123,910
  Exploration expense                                                             11,284           137                       11,421
  Depreciation and amortization                      (2)           84,475            424         7,075          4,911        96,885
  Other taxes                                        (5)           36,262                        1,043           (189)       37,116
  Wexpro settlement agreement - oil
     income sharing                                                 4,758                                                     4,758
                                                   ---------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES                                      601,950         11,708        26,496          3,687       643,841
                                                   ---------------------------------------------------------------------------------

    OPERATING INCOME                                              140,103        (11,708)       20,290         (6,654)      142,031

INTEREST AND OTHER INCOME                                          10,631         (2,092)         (733)                       7,806
INCOME FROM UNCONSOLIDATED
    AFFILIATES                                                      2,776                                                     2,776

DEBT EXPENSE                                         (3)          (22,922)                     (10,529)       (17,649)      (51,100)
                                                   ---------------------------------------------------------------------------------

    INCOME (LOSS) BEFORE INCOME TAXES                             130,588        (13,800)        9,028        (24,303)      101,513

INCOME TAXES                                         (7)           45,546         (6,566)        3,528         (9,235)       33,273
                                                   ---------------------------------------------------------------------------------

       NET INCOME (LOSS)                                          $85,042        ($7,234)       $5,500       ($15,068)      $68,240
                                                   =================================================================================

ADJUSTMENTS TO PRO FORMA FINANCIAL STATEMENTS                                                                      ($000)
---------------------------------------------                                                                      ------
(1) Adjustments to reflect conversion of accounting for gas and oil properties from the full cost method to the successful efforts method.

(2)  Depreciation adjustment for purchase price of fixed assets
     Oil and gas assets amortization rate $.78 mcfe times 12.111 Bcfe                               $9,447
     Other assets valued at $50.8 million, straight line for 20 years                                2,539
                                                                                             --------------
                                                                                                    11,986
     Incremental depreciation expense                                                               (7,075)         4,911
                                                                                             --------------
(3)  Acquisition financing costs on $403 million at 6.992%                                          28,178
     Incremental financing costs                                                                   (10,529)        17,649
                                                                                             --------------
(4)  Salary expense reduction                                                                                        (550)
(5)  Remove revenues of operations not acquired by QMR.                                                            (2,967)
     Remove operating expenses of operations not acquired by QMR.                                                  (1,527)
     Remove production taxes of operations not acquired by QMR.                                                      (189)
(6)  Allocation of corporate overhead                                                                               1,043
(7)  Income tax expense on adjustments at 38%                                                                      (9,235)

QUESTAR MARKET RESOURCES, INC.
PRO FORMA COMBINED BALANCE SHEET
(In Thousands)
(Unaudited)

                                                                                     JUNE 30, 2001
                                                       -------------------------------------------------------------------------
                                                            QMR        ADJUSTMENTS         SEI            SEI          NEW QMR
                                                                      TO SUCCESSFUL                   ACQUISTION     (PRO FORMA)
                                                                         EFFORTS                      ADJUSTMENTS
                                                       -------------------------------------------------------------------------
ASSETS                                                                     (1)                          (2)
Current assets
  Cash and cash equivalents
  Notes receivable from Questar Corp.                        $ 29,000                                                  $ 29,000
  Accounts receivable, net                                     78,208                     $ 16,668       $ (3,104)       91,772
  Hedging receivable                                            2,933                        3,752         (3,752)        2,933
  Inventories, at lower of average cost or market -
Gas and oil storage                                             2,528                                                     2,528
Materials and supplies                                          2,523                                                     2,523
  Prepaid expenses and other                                    6,495                        1,409          2,359        10,263
                                                       -------------------------------------------------------------------------
    Total current assets                                      121,687                       21,829         (4,497)      139,019
                                                       -------------------------------------------------------------------------

Property, plant and equipment                               1,702,887      (262,843)       203,366        197,688     1,841,098
Less accumulated depreciation and amortization                883,900      (198,216)        11,882        (11,882)      685,684
                                                       -------------------------------------------------------------------------
    Net property, plant and equipment                         818,987       (64,627)       191,484        209,570     1,155,414
                                                       -------------------------------------------------------------------------
Goodwill                                                                                                   66,823        66,823
Investment in unconsolidated affiliates                        15,377                          307           (183)       15,501
Other assets                                                    2,336                          903           (903)        2,336
                                                       -------------------------------------------------------------------------

                                                            $ 958,387     $ (64,627)     $ 214,523      $ 270,810    $1,379,093
                                                       =========================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
  Checks outstanding in excess of cash balance                $ 2,399                      $ 2,410          $ 388       $ 5,197
  Notes payable to Questar Corp.                                8,900                                                     8,900
  Accounts payable and accrued expenses                       111,969                       21,802           (286)      133,485
                                                       -------------------------------------------------------------------------
    Total current liabilities                                 123,268                       24,212            102       147,582
                                                       -------------------------------------------------------------------------

Long-term debt                                                207,255                      115,000        287,954       610,209
Hedging liability                                                                           11,400         (3,752)        7,648
Other liabilities                                               8,029                        1,334           (572)        8,791
Deferred income taxes                                         105,156       (27,894)        16,263         40,340       133,865
Minority interest                                               7,761                                                     7,761
Preferred stock                                                                             19,250        (19,250)
Common shareholder's equity
  Common stock                                                  4,309                           10            (10)        4,309
  Additional paid-in capital                                  116,027                       25,451        (25,451)      116,027
  Retained earnings                                           386,431       (36,733)         6,391         (8,616)      347,473
  Other comprehensive income (loss)                               151                       (4,788)            65        (4,572)
                                                       -------------------------------------------------------------------------
    Total common shareholder's equity                         506,918       (36,733)        27,064        (34,012)      463,237
                                                       -------------------------------------------------------------------------

                                                            $ 958,387     $ (64,627)     $ 214,523      $ 270,810    $1,379,093
                                                       =========================================================================

ADJUSTMENTS TO PRO FORMA FINANCIAL STATEMENTS                                                          ($000)
---------------------------------------------                                                          ------
(1) Adjustments to reflect conversion of accounting for gas and oil properties from the full cost method to the successful efforts method.

(2) Acquisition cost adjustments:
Allocate cash paid for SEI to the assets and liabilities acquired, including goodwill
and record repayment of SEI debt at acquisition                                                          $402,954

Record deferred income taxes associated with acquisition                                                   57,289

SHENANDOAH ENERGY INC.

Financial Statements
As Of June 30, 2001

                                                                     Page 1 of 2
                             SHENANDOAH ENERGY INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)

                                                                                         JUNE 30,             DECEMBER 31,
                                                                                           2001                   2000
                                                                                       --------------      -------------------
ASSETS
Current assets:
     Cash and cash equivalents..................................................       $        --         $      4,319
     Accounts receivable........................................................            16,668               20,376
     Derivative asset...........................................................             4,456                   --
     Other current assets.......................................................             1,409                1,253
                                                                                       --------------      -------------------
            Total current assets................................................            22,533               25,948
                                                                                       --------------      -------------------

Property, plant and equipment:
     Oil and gas properties, at cost - successful efforts method:
         Proved properties......................................................           175,628              133,665
         Unproved properties....................................................             1,720                1,619
     Other:
         Drilling equipment.....................................................             3,214                  812
         Gas gathering and processing...........................................            21,193               10,813
         Furniture, fixtures and other..........................................             1,611                1,385
                                                                                       --------------      -------------------
                                                                                           203,366              148,294
     Less-accumulated depreciation, depletion and amortization:
         Oil and gas properties.................................................           (10,914)              (6,073)
         Other..................................................................              (968)                (536)
                                                                                       --------------      -------------------
            Property, plant and equipment, net..................................           191,484              141,685
                                                                                       --------------      -------------------

Other assets....................................................................             1,210                1,165
                                                                                       --------------      -------------------

            Total assets........................................................       $   215,227         $    168,798
                                                                                       ==============      ===================




             The accompanying notes are an integral part of these
                   consolidated financial statements.

                                                                     Page 2 of 2
                             SHENANDOAH ENERGY INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                        (In thousands, except share data)

                                                                                          JUNE 30,            DECEMBER 31,
                                                                                            2001                  2000
                                                                                       ---------------     -------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable trade.....................................................       $     2,546         $      2,060
     Accrued liabilities........................................................            16,176               16,275
     Revenue and production taxes payable.......................................             5,490                6,578
     Derivative liability.......................................................               704                   --
                                                                                       ---------------     -------------------
         Total current liabilities..............................................            24,916               24,913
                                                                                       ---------------     -------------------

Long-term debt..................................................................           115,000               90,000

Deferred income taxes...........................................................            16,263               12,520

Other non-current liabilities...................................................             1,334                1,173

Derivative liability............................................................            11,400                  --

Series A and B Convertible Preferred Stock,  $.01 par value,
    2,000,000 shares authorized, 419,356 shares issued and outstanding...                   19,250               19,100

Shareholders' equity:
     Common stock, $.01 par value, 4,300,000 shares authorized,
        999,939 shares issued and outstanding...................................                10                   10
     Additional paid-in capital.................................................            15,742               15,742
     Employee note receivable...................................................              (540)                (526)
     Warrants...................................................................            10,249               10,249
     Other comprehensive loss...................................................            (4,788)                 --
     Retained earnings (accumulated deficit)....................................             6,391               (4,383)
                                                                                       ---------------     -------------------
         Total shareholders' equity.............................................            27,064               21,092
                                                                                       ---------------     -------------------

         Total liabilities and shareholders' equity.............................       $   215,227         $    168,798
                                                                                       ===============     ===================



             The accompanying notes are an integral part of these
                   consolidated financial statements.

                             SHENANDOAH ENERGY INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (Unaudited)
                                 (In thousands)

                                                                                           2001                  2000
                                                                                     -----------------     ------------------
Revenues:
       Oil and gas sales, net of effects of hedging.............................     $     42,434          $     14,020
       Contract drilling revenue................................................               83                   217
       Other revenue............................................................              850                   160
       Loss on sale of assets...................................................               --                (1,362)
                                                                                     -----------------     ------------------
                                                                                           43,367                13,035
                                                                                     -----------------     ------------------
Operating expenses:
       Lease operating expense..................................................            5,753                 4,676
       Gathering, processing and transportation.................................            5,045                   100
       Production taxes.........................................................            1,497                   795
       Exploration expense......................................................               28                    32
       Contract drilling expense................................................               70                   113
       Depreciation, depletion and amortization.................................            5,289                 2,831
       General and administrative, net..........................................            4,490                 1,415
                                                                                     -----------------     ------------------
                                                                                           22,172                 9,962
                                                                                     -----------------     ------------------

Income from operations..........................................................           21,195                 3,073
                                                                                     -----------------     ------------------

Other income / (expense):
       Interest income..........................................................              100                 14
       Interest expense.........................................................           (4,080)               (5,188)
       Other....................................................................              312                   (36)
                                                                                     -----------------     ------------------
                                                                                           (3,668)               (5,210)
                                                                                     -----------------     ------------------

Income (loss) before income taxes..........................................                17,527                (2,137)

Deferred tax (expense) benefit...............................................              (6,660)                  806
                                                                                     -----------------     ------------------

         Net income (loss)....................................................       $     10,867          $     (1,331)
                                                                                     =================     ==================

             The accompanying notes are an integral part of these
                   consolidated financial statements.

                             SHENANDOAH ENERGY INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                                   (Unaudited)
                                 (In thousands)

                                                                                                   2001                 2000
                                                                                               --------------     ------------------
Cash flows from operating activities:
     Net income (loss)..........................................................               $     10,867       $     (1,331)
     Adjustments to reconcile net income (loss) to net cash provided by operating activities:
           Depreciation, depletion, and amortization............................                      5,289              2,831
           Exploration costs....................................................                         --                 32
           Amortization of debt discount........................................                         --              1,154
           Amortization of deferred financing costs.............................                        148                457
           Accretion of stock warrants..........................................                         --                729
           Accrued interest on employee note receivable.........................                        (14)               (14)
           Loss on sale of assets...............................................                         --              1,362
           Deferred income taxes................................................                      6,660               (806)
           Equity in earnings of partnership....................................                         --                (26)
           Changes in operating assets and liabilities:
               Accounts receivable..............................................                      3,708             (3,140)
               Other assets.....................................................                       (245)              (238)
               Accounts payable.................................................                        486                279
               Accrued liabilities..............................................                        (99)              (856)
               Revenue and production taxes payable.............................                     (1,088)             3,653
               Other liabilities................................................                        161               (618)
                                                                                               --------------     ------------------
                  Net cash provided by operating activities.....................                     25,873              3,468
                                                                                               --------------     ------------------

Cash flows from investing activities:
     Additions to property, plant and equipment.................................                    (55,088)           (25,186)
     Proceeds from sale of property and equipment...............................                         --              8,567
                                                                                               --------------     ------------------
                  Net cash used in investing activities.........................                    (55,088)           (16,619)
                                                                                               --------------     ------------------

Cash flows from financing activities:
     Proceeds from long-term debt...............................................                     25,000             15,150
     Chevron post-close adjustment..............................................                         --               (597)
     Debt issuance costs........................................................                       (104)                --
                                                                                               --------------     ------------------
                  Net cash provided by financing activities.....................                     24,896             14,553
                                                                                               --------------     ------------------

Net (decrease) increase in cash and cash equivalents............................                     (4,319)             1,402
Cash and cash equivalents, beginning of period..................................                      4,319                898
                                                                                               --------------     ------------------
Cash and cash equivalents, end of period........................................               $         --       $      2,300
                                                                                               ==============     ==================

Supplemental disclosure of cash flow information:
     Cash paid for interest.....................................................               $      5,859       $      2,225
                                                                                               ==============     ==================
     Cash paid for taxes........................................................               $         --       $         --
                                                                                               ==============     ==================



             The accompanying notes are an integral part of these
                   consolidated financial statements.

                             SHENANDOAH ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     ORGANIZATION AND BUSINESS:

         Shenandoah Energy Inc. ("SEI") is a Delaware corporation formed in July 1999 for the purpose of consolidating certain gas and oil assets of Chevron U.S.A. Inc. ("Chevron") and The Chandler Company ("TCC"). Under the terms of a definitive agreement dated August 10, 1999, between Chevron, TCC and SEI, Chevron transferred all of its gas and oil properties and assets in Utah's Uinta Basin to SEI in exchange for SEI common stock and cash. Simultaneously, SEI acquired all of TCC's common stock in exchange for SEI common stock and cash. The transaction described above closed on December 30, 1999.

         SEI is engaged in gas and oil exploration, development and production, primarily in the Uinta Basin of Utah and the Piceance and Raton Basins of Colorado. SEI also provides contract drilling services to third parties and for its own account in the Rocky Mountain region through SEI Drilling Company and gas gathering and processing services in the Uinta Basin of Utah through SEI Gathering & Processing Company, each a wholly-owned subsidiary.

2.     UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:

         In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of June 30, 2001 and the results of operations and cash flows for the period presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. The results of operations for the period presented are not necessarily indicative of the results to be expected for the full year. Management believes the disclosures made are adequate to ensure that the information is not misleading, and suggests that these financial statements be read in conjunction with the Company's December 31, 2000 audited financial statements included in this Form 8-K.

3.     HEDGING ACTIVITY:

         From time to time, the Company enters into commodity derivative contracts and fixed-price physical contracts to manage its exposure to oil and natural gas price volatility. Commodity derivative contracts, which are generally placed with major financial institutions or with counterparties of high credit quality that the Company believes are minimal credit risks, may take the form of futures contracts, swaps or options. The oil and natural gas reference prices of these commodity derivatives contracts are based upon crude oil and natural gas futures which have a high degree of historical correlation with actual prices received by the Company.

         At June 30, 2001, the Company had a natural gas "costless collar" contract for a notional amount of 10,000 Mmbtus of natural gas per day from August 2000 through February 2002 at a floor price of $2.50 and a ceiling price of $5.30. The Company also had another natural gas "costless collar" for a notional amount of 10,000 Mmbtus of natural gas per day form March 2001 through August 2002 at a floor price of $4.50 and a ceiling price of $6.20. At June 30, 2001, the Company had an oil price swap agreement for 2001-2004 as follows:

                     BBLS                                    TIME
                   PER DAY            FIXED PRICE           PERIOD
                   -------            -----------        ------------
                    1,850               $18.80           7/01 - 12/01
                    1,650               $17.93           1/02 - 12/02
                    1,400               $17.51           1/03 - 12/03
                    1,250               $17.31           1/04 - 12/04

         Also at June 30, 2001, the Company had an interest rate swap agreement, effectively fixing its interest rate at an average of 6.80% on a total notional balance of $50 million until February 2002. Settlements of net amounts are made monthly, based on LIBOR rates, which is the same interest rate as the Company's Revolver.

         On January 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under SFAS No. 133, all derivative instruments are recorded on the balance sheet at fair value. If the derivative qualifies for hedge accounting, the gain or loss on the derivative is deferred in other comprehensive income (loss) to the extent the hedge is effective. If the derivative does not qualify for hedge accounting or is not designated as a hedge, the gain or loss on the derivative is recognized currently in earnings. Gains and losses on hedging instruments included in accumulated other comprehensive income (loss) are reclassified to oil and gas sales revenues in the period that the related production is delivered. In accordance with the transition provisions of SFAS No. 133, on January 1, 2001 the Company recorded a loss of approximately $14.7 million ($9.2 million after tax) in accumulated other comprehensive loss representing the cumulative effect of an accounting change to recognize the fair value of the Company's cash flow derivatives. The Company also recorded a derivative liability of $14.7 million and a deferred tax asset of $5.5 million upon adoption of SFAS No. 133.

         As of June 30, 2001, the Company had a net unrealized hedging loss of $7.6 million ($4.8 million after tax) which had been recorded in other comprehensive loss for the fair market value of open derivative contracts that were designated as hedges for accounting purposes. During the next 12 months, the Company expects to reclassify $3.8 million ($1.4 million after tax) as an increase to earnings. The Company recognized reductions of oil and gas revenues of $9.9 million and $568,000 from settled hedging agreements for the six months ended June 30, 2001 and June 30, 2000, respectively.

4.       COMPREHENSIVE INCOME:

         The Company follows SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income. In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to the owners of the Company. The Company had no such changes for the six months ended June 30, 2000. The components of other comprehensive income and related tax effects for the six months ended June 30, 2001 are as follows (in thousands):

                                                                                      TAX         NET OF
                                                                       GROSS         EFFECT         TAX
                                                                    -----------   -----------   -----------
      Cumulative effect of accounting change..................        $(14,674)        $5,488     $ (9,186)
      Change in derivative fair value of hedges...............          (2,880)         1,077       (1,803)
      Reclassification adjustments - contract settlements.....           9,906         (3,705)       6,201
                                                                    -----------   -----------   -----------
                                                                       $(7,648)        $2,860     $ (4,788)
                                                                    ===========   ===========   ===========

5.     RECENT ACCOUNTING PRONOUNCEMENTS:

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," which addresses financial accounting and reporting for business combinations. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for under the pooling method initiated before but completed after June 30, 2001. The adoption of SFAS No. 141 is not expected to have a material impact on the Company's financial position or results of operations.

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses, among other things, the financial accounting and reporting for goodwill subsequent to an acquisition. The new standard eliminates the requirement to amortize acquired goodwill; instead, such goodwill shall be reviewed at least annually for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The Company has not yet evaluated the impact of SFAS No. 142; however, subsequent to the consummation of the purchase of the Company by Questar Marketing Resources Inc. ("QMR"), the Company will analyze the impairment provision of the new standard to determine whether those provisions will impact its financial statements upon adoption (see Note 7).

6.     COMMITMENTS AND CONTINGENCIES:

         Evergreen Resources, Inc. ("Evergreen") commenced litigation against the Company, its subsidiary and other joint interest owners concerning a certain mineral lease held by the Company's subsidiary and other joint interest owners. Evergreen alleges that it held an effective mineral lease on the property at the time the Company's subsidiary acquired a similar lease, making the Company's subsidiary's lease ineffective because it was transferred in violation of a right of first refusal contained in Evergreen's lease. Effective January 9, 2001, the Company and its subsidiary entered into a Settlement Agreement with Evergreen and all other parties to the litigation. Pursuant to the terms of the Settlement Agreement, the Company and Evergreen agreed to sell jointly their interests in the properties covered by the lease for a minimum price. The Company and Evergreen engaged in a process of selling jointly their interests in the property. At the conclusion of that process, the Company and Evergreen entered into an amendment to the Settlement Agreement whereby Evergreen would acquire all of the Company's interests in the property in dispute and dismiss the litigation. As of June 30, 2001, the Company and Evergreen were proceeding toward the closing of that transaction and settlement of the litigation (see
Note 7).

7.     SUBSEQUENT EVENTS:

         On July 19, 2001, the Company completed a transaction to settle the litigation discussed in Note 6. At such closing, the Company conveyed all right, title and interest in the properties in question and its membership interest in Lorencito Gas Gathering, LLC to Evergreen. All parties to the litigation exchanged a general, mutual release and the litigation has been dismissed with prejudice.

         On July 26, 2001, the Company entered into a Stock Purchase Agreement with whereby QMR would acquire 100% of the outstanding stock of the Company. The parties closed that transaction on July 31, 2001. Coincident with the closing of the transaction, the following events occurred: (i) all of the preferred stock of the Company was acquired by QMR and thereafter cancelled; (ii) all of the outstanding warrants of the Company were exercised and the common stock issued as a result of such exercises was tendered to QMR; (iii) all of the stock options under the 2000 Stock Option Plan were exercised or, alternatively, cancelled in lieu of a cash payment, and the common stock resulting from such exercises was tendered to QMR; (iv) the Revolver was paid in full and terminated; (v) the employee note receivable was paid in full; (vi) QMR put in place an offset of the natural gas costless collar contract for a notational amount of 10,000 Mmbtus of natural gas per day from August 2000 through February 2002 at a floor price of $2.50 and a ceiling price of $5.30 resulting in limited or no financial exposure to the Company and QMR; (vii) the oil price swap agreement for 2001-2004 was settled; and (viii) the interest rate swap was settled.

SHENANDOAH ENERGY INC.

Financial Statements
As Of December 31, 2000 And 1999

Together With Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of SHENANDOAH ENERGY INC.:

We have audited the accompanying consolidated balance sheets of Shenandoah Energy Inc. (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenandoah Energy Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

\s\ Arthur Andersen LLP

Denver, Colorado,
   April 5, 2001.

                             SHENANDOAH ENERGY INC.

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                                 DECEMBER 31,
                                                                                       ---------------------------------
                                                                                           2000                1999
                                                                                       --------------      -------------
ASSETS
Current assets:
     Cash and cash equivalents..................................................       $      4,319        $       898
     Accounts receivable:
         Trade - net............................................................              4,903              4,233
         Oil and gas revenue....................................................             10,609              1,032
         Other..................................................................              4,864                187
     Other current assets.......................................................              1,253                331
                                                                                       --------------      -------------
            Total current assets................................................             25,948              6,681
                                                                                       --------------      -------------

Property, plant and equipment:
     Oil and gas properties, at cost - successful efforts method:
         Proved properties......................................................            133,665             85,570
         Unproved properties....................................................              1,619              1,012
     Other:
         Drilling equipment.....................................................                812                404
         Gas gathering and processing...........................................             10,813              2,345
         Furniture, fixtures and other..........................................              1,385              1,025
                                                                                       --------------      -------------
                                                                                            148,294             90,356
     Less-accumulated depreciation, depletion and amortization:
         Oil and gas properties.................................................             (6,073)                --
         Other..................................................................               (536)                --
                                                                                       --------------      -------------
            Property, plant and equipment, net..................................            141,685             90,356
                                                                                       --------------      -------------

Other assets:
     Deferred financing costs, net of amortization..............................                819              3,339
     Investment in partnership..................................................                307                258
     Other......................................................................                 39                247
                                                                                       --------------      -------------
            Total other assets..................................................              1,165              3,844
                                                                                       --------------      -------------

            Total assets........................................................       $    168,798        $   100,881
                                                                                       ==============      =============



             The accompanying notes are an integral part of these
                   consolidated financial statements.

                             SHENANDOAH ENERGY INC.

                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                                 DECEMBER 31,
                                                                                       ---------------------------------
                                                                                           2000                1999
                                                                                       --------------      -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable trade.....................................................       $      2,060        $     4,833
     Accrued liabilities........................................................             16,275              1,674
     Revenue and production taxes payable.......................................              6,578              1,637
                                                                                       --------------      -------------
         Total current liabilities..............................................             24,913              8,144
                                                                                       --------------      -------------

Long-term debt..................................................................             90,000             30,769

Deferred income taxes...........................................................             12,520             16,565

Other non-current liabilities...................................................              1,173              1,208

Warrants........................................................................                 --              9,231

Series A and B Convertible Preferred Stock,  $.01 par value,
    2,000,000 shares authorized,  419,356 shares issued and outstanding...                   19,100             18,800

Shareholders' equity
     Common stock, $.01 par value, 4,300,000 shares authorized,
        999,939 shares issued and outstanding...................................                 10                 10
     Additional paid-in capital.................................................             15,742             16,639
     Employee note receivable...................................................               (526)              (485)
     Warrants...................................................................             10,249                 --
     Accumulated deficit........................................................             (4,383)                --
                                                                                       --------------      -------------
         Total shareholders' equity.............................................             21,092             16,164
                                                                                       --------------      -------------

         Total liabilities and shareholders' equity.............................       $    168,798        $   100,881
                                                                                       ==============      =============



             The accompanying notes are an integral part of these
                   consolidated financial statements.

                             SHENANDOAH ENERGY INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (In thousands)

                                                                                                  2000
                                                                                              --------------
Revenues:
       Oil and gas sales, net of hedging loss...................................              $     45,828
       Contract drilling revenue................................................                       568
       Other revenue............................................................                       390
                                                                                              --------------
                                                                                                    46,786
                                                                                              --------------
Operating expenses:
       Lease operating expense..................................................                     8,731
       Gathering, processing and transportation.................................                     4,076
       Production taxes.........................................................                     1,043
       Exploration expense......................................................                       137
       Contract drilling expense................................................                       301
       Depreciation, depletion and amortization.................................                     7,075
       General and administrative, net..........................................                     5,133
                                                                                              --------------
                                                                                                    26,496
                                                                                              --------------

Income from operations..........................................................                    20,290
                                                                                              --------------

Other income / (expense):
       Interest income..........................................................                       279
       Interest expense.........................................................                   (10,529)
       Loss on sale of assets...................................................                    (1,362)
       Other....................................................................                       350
                                                                                              --------------
                                                                                                   (11,262)
                                                                                              --------------

Income before income taxes and extraordinary item...............................                     9,028

Income tax expense..............................................................                    (3,528)
                                                                                              --------------

Income before extraordinary item................................................                     5,500

Extraordinary item--loss on early extinguishment of debt,
    net of tax benefit of $5,879................................................                    (9,883)
                                                                                              --------------
         Net loss...............................................................              $     (4,383)
                                                                                              ==============



             The accompanying notes are an integral part of these
                   consolidated financial statements.

                             SHENANDOAH ENERGY INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                        (In thousands, except share data)

                                              COMMON STOCK
                                           -----------------   ADDITIONAL   EMPLOYEE
                                             NUMBER     PAR     PAID-IN       NOTE                   ACCUMULATED
                                           OF SHARES   VALUE    CAPITAL    RECEIVABLE   WARRANTS       DEFICIT            TOTAL
                                           ---------   -----   ---------   ----------   --------   ---------------    -------------
BALANCES, December 31, 1999.............     999,939   $  10   $  16,639   $    (485)   $     --   $           --     $    16,164

Chevron post-close adjustment...........          --      --        (597)         --          --               --            (597)
Reclassification of warrants............          --      --          --          --      10,249               --          10,249
Preferred stock accretion...............          --      --        (300)         --          --               --            (300)
Interest on employee note receivable....          --      --          --         (41)         --               --             (41)
Net loss................................          --      --          --          --          --           (4,383)         (4,383)
                                           ---------   -----   ---------   ---------   ---------   ---------------    -------------

BALANCES,  December 31, 2000............     999,939   $  10   $  15,742   $    (526)  $  10,249   $       (4,383)    $    21,092
                                           =========   =====   =========   =========   =========   ===============    =============



             The accompanying notes are an integral part of these
                   consolidated financial statements.

                             SHENANDOAH ENERGY INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (In thousands)

                                                                                                      2000
                                                                                                  --------------
Cash flows from operating activities:
     Net loss..............................................................................       $     (4,383)
     Adjustments to reconcile net loss to net cash provided by operating activities:
         Depreciation, depletion, and amortization.........................................              7,075
         Exploration costs.................................................................                 39
         Extraordinary loss on extinguishment of debt .....................................              9,883
         Amortization of debt discount.....................................................              2,115
         Amortization of deferred financing costs..........................................                844
         Accretion of stock warrants.......................................................              1,018
         Accrued interest on employee note receivable......................................                (41)
         Loss on sale of assets............................................................              1,362
         Deferred income taxes.............................................................              3,528
         Equity in earnings of partnership.................................................                (49)
         Changes in operating assets and liabilities:
            Accounts receivable............................................................            (14,924)
            Other assets...................................................................               (714)
            Accounts payable...............................................................             (2,773)
            Accrued liabilities............................................................              3,660
            Revenue and production taxes payable...........................................              4,941
            Other liabilities..............................................................                (35)
                                                                                                  --------------
                 Net cash provided by operating activities.................................             11,546
                                                                                                  --------------

Cash flows from investing activities:
     Additions to property, plant and equipment............................................            (59,124)
     Proceeds from sale of property and equipment..........................................              8,567
                                                                                                  --------------
                 Net cash used in investing activities.....................................            (50,557)
                                                                                                  --------------

Cash flows from financing activities:
     Proceeds from long-term debt..........................................................            136,950
     Repayments of long-term debt..........................................................            (86,950)
     Prepayment penalty on extinguishment of debt..........................................             (5,717)
     Chevron post-close adjustment.........................................................               (597)
     Debt issuance costs...................................................................             (1,254)
                                                                                                  --------------
                  Net cash provided by financing activities................................             42,432
                                                                                                  --------------

Net increase in cash and cash equivalents..................................................              3,421
Cash and cash equivalents, beginning of year...............................................                898
                                                                                                  --------------
Cash and cash equivalents, end of year.....................................................       $      4,319
                                                                                                  ==============

Supplemental disclosure of cash flow information:
     Cash paid for interest.....................................................................  $      5,859
                                                                                                  ==============
     Cash paid for taxes........................................................................  $         --
                                                                                                  ==============



             The accompanying notes are an integral part of these
                   consolidated financial statements.

                             SHENANDOAH ENERGY INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     ORGANIZATION AND BUSINESS:

         Shenandoah Energy Inc. ("SEI") is a Delaware corporation formed in July 1999 for the purpose of consolidating certain gas and oil assets of Chevron U.S.A. Inc. ("Chevron") and The Chandler Company ("TCC"). Under the terms of a definitive agreement dated August 10, 1999, between Chevron, TCC and SEI, Chevron transferred all of its gas and oil properties and assets in Utah's Uinta Basin to SEI in exchange for SEI common stock and cash. Simultaneously, SEI acquired all of TCC's common stock in exchange for SEI common stock and cash. The transaction described above (the "Transaction") closed on December 30, 1999 (see Note 3).

         SEI is engaged in gas and oil exploration, development and production, primarily in the Uinta Basin of Utah and the Piceance and Raton Basins of Colorado. SEI also provides contract drilling services to third parties and for its own account in the Rocky Mountain region through SEI Drilling Company ("SEI Drilling") and gas gathering and processing services in the Uinta Basin of Utah through SEI Gathering & Processing Company ("SEI Gathering & Processing"), each a wholly-owned subsidiary.

         As a result of the December 30, 1999 closing date of the Transaction, the accompanying consolidated financial statements reflect the financial position of the Company as of December 31, 2000 and 1999 and operations for the year ended December 31, 2000.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements include the accounts of SEI and its wholly-owned subsidiaries: Shenandoah Operating Company, LLC ("Shenandoah Operating"), SEI Gathering & Processing and SEI Drilling. Additionally, the Company proportionately consolidates its 35% interest in Lorencito Gas Gathering, LLC ("Lorencito"), an entity that provides gas gathering services in the Raton Basin of Colorado. All significant intercompany balances and transactions have been eliminated in consolidation. SEI, Shenandoah Operating, SEI Gathering & Processing, SEI Drilling and Lorencito are collectively referred to herein as the "Company."

CASH AND CASH EQUIVALENTS

         The Company classifies all investments with original maturities of three months or less as cash equivalents.

OTHER ASSETS

         In 1999, the Company incurred $3.3 million in connection with obtaining long-term debt. During 2000, the Company incurred an additional $411,000 to increase its borrowing base under its long-term debt. Such costs were being amortized over the life of the related debt until such costs were written off in connection with the extinguishment of long-term debt in November 2000 (see Note 4). In 2000, the Company incurred $843,000 in connection with obtaining new long-term debt (see Note 4). Such costs were recorded as other assets in the balance sheet and are being amortized over the life of the related debt, which is 36 months. Amortization expense recognized during 2000 of $844,000 was included in interest expense.

         Included in other assets is an investment in an oil and gas partnership accounted for under the equity method.

PROPERTY, PLANT AND EQUIPMENT

         The Company accounts for its gas and oil operations using the successful efforts method of accounting. Under this method, all costs associated with property acquisition, successful exploratory wells and all development wells are capitalized. Items charged to expense generally include geological and geophysical costs, costs of unsuccessful exploratory wells and gas and oil production costs. Capitalized costs of proved properties are depleted on a field-by-field basis using the units-of-production method based upon proved oil and natural gas reserves. In management's opinion, abandonment, restoration and dismantlement costs of the Company's gas and oil properties approximate the residual value of equipment. All of the Company's gas and oil properties are located within the continental United States in the Rocky Mountain region.

         The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires the Company to assess the need for an impairment of capitalized costs of gas and oil properties on a field-by-field basis. In applying this statement, the Company compares the expected undiscounted future net revenues on a field-by-field basis with the related net capitalized costs at the end of each period. When the net capitalized costs exceed the undiscounted future net revenues, the cost of the property is written down to "fair value," which is determined using the discounted future net revenues on a field-by-field basis. No proved property impairments were recorded in 2000. Gains and losses resulting from the disposition of proved properties are included in operations.

         Unproved properties are assessed periodically to determine whether impairment has occurred. Sales proceeds from unproved properties are credited to related costs of the prospect sold until all such costs are recovered and then to net gain or loss on sales of unproved properties. In 2000, the Company recorded impairment expense of $39,000, which has been included in exploration expense in the statement of operations.

         Drilling equipment, vehicles and furniture and fixtures are depreciated over their estimated useful lives ranging from five to ten years using the straight-line method. Gathering equipment and support equipment are depreciated or amortized over their estimated useful life of twenty years using the straight-line method. Maintenance and repairs are expensed as incurred. Renewals and betterments that substantially extend the useful life of the assets are generally capitalized.

GAS BALANCING

         The Company follows the entitlements method of accounting for natural gas sales revenues. Under this method, revenue is recorded based on the Company's net working interest in the gas produced. Deliveries of natural gas in excess of the Company's working interest are recorded as liabilities while under deliveries are recorded as receivables. At December 31, 2000 the Company had gas balancing liabilities totaling $180,000.

FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, other accrued liabilities and long-term debt. The carrying amounts of such financial instruments approximate fair value due to their short maturities or floating rate structure.

HEDGING ACTIVITY

         From time to time, the Company enters into commodity derivative contracts and fixed-price contracts to manage its exposure to gas and oil price volatility. Commodity derivative contracts, which are generally placed with major financial institutions or with counter parties of high credit quality that the Company believes are minimal credit risks, may take the form of futures contracts, swaps or options. The gas and oil reference prices of these commodity derivative contracts are based upon gas and oil futures, which have a high degree of historical correlation with actual prices received by the Company. The Company accounts for its commodity derivative contracts using the hedge (deferral) method of accounting. Under this method, realized gains and losses on such contracts are deferred and recognized as an adjustment to gas and oil sales in the period in which the physical product to which the contracts relate, is actually sold. Gains and losses on commodity derivative contracts that are closed before the hedged production occurs are deferred until the production month originally hedged.

INCOME TAXES

         The Company computes income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach which results in the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of those assets and liabilities. SFAS No. 109 also requires the recording of a valuation allowance if it is more likely than not that some portion or all of a deferred tax asset will not be realized.

COMPREHENSIVE INCOME

         The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to the owners of the Company. The Company had no such changes in 2000.

CONCENTRATION OF CREDIT RISK

         As an operator of jointly owned oil and gas properties, the Company sells oil and gas production to numerous oil and gas purchasers and pays vendors for oil and gas services. The risk of non-payment by the purchasers is considered minimal and the Company does not generally obtain collateral for sales to oil and gas purchasers, although in certain situations the Company will obtain guarantees from counterparty affiliates. Joint interest receivables are subject to collection under the terms of operating agreements which provide lien rights, and the Company considers the risk of loss likewise to be minimal.

         The Company is exposed to credit losses in the event of non-performance by counterparties to financial instruments, but does not expect any counterparties to fail to meet their obligations. The Company generally does not obtain collateral or other security to support financial instruments subject to credit risk but does monitor the credit standing of counterparties.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates with regard to these financial statements include the estimate of proved gas and oil reserve volumes and the related present value of estimated future net cash flows.

3.    THE TRANSACTION:

         In connection with the Transaction, Chevron transferred all of its gas and oil properties and assets in Utah's Uinta Basin to SEI in exchange for 544,699 shares of SEI common stock and $45.8 million in cash. The Chevron assets transferred to SEI consist of oil and gas leases and lease and well equipment. Simultaneously, TCC's shareholders transferred all shares of TCC common stock to SEI in exchange for 455,240 shares of SEI common stock and $14.0 million in cash. The Transaction was accounted for using purchase accounting. Accordingly, because Chevron received the largest ownership interest in SEI, the Company recorded the assets acquired from Chevron at historical cost. The Company recorded the assets and liabilities acquired from TCC at fair market value.

         The total purchase price for SEI's acquisition of TCC was allocated as follows (in thousands):

               Acquisition Costs:
                  Common stock issued...................................................         $21,711
                  Cash paid.............................................................          14,000
                  Deferred tax liability................................................          17,867
                                                                                                  ------

                         Total acquisition costs........................................         $53,578
                                                                                                  ======

               Allocation of Acquisition Costs:
                  Oil and gas properties - proved.......................................         $50,172
                  Oil and gas properties - unproved.....................................           1,007
                  Other net assets......................................................           2,399
                                                                                                  ------
                         Total..........................................................         $53,578
                                                                                                  ======

         The value of the common stock issued to consummate SEI's acquisition of TCC was calculated utilizing implied values determined in connection with debt and equity financings with third parties consummated by SEI simultaneous with the Transaction (see Notes 4 and 6).

4.     DEBT:

Debt consisted of the following (in thousands):

                                                                            DECEMBER 31,
                                                                 -----------------------------------
                                                                       2000               1999
                                                                 -----------------   ---------------
               Senior Secured Revolving Credit
                   Agreement................................     $      90,000       $         --
               Revolving Credit Agreement...................               --               10,000
               Subordinated Term Notes......................               --               30,000
               Debt Discount................................               --               (9,231)
                                                                 -----------------   ---------------
                   Net Long-Term Debt.......................     $      90,000       $      30,769
                                                                 =================   ===============

SENIOR SECURED REVOLVING CREDIT AGREEMENT

         On November 27, 2000, the Company entered into a Senior Secured Revolving Credit Agreement (the "Revolver") with a group of banks, which provides for borrowings of up to $200 million. The Revolver provides for interest rates to be determined based on the London Interbank Offered Rate ("LIBOR") or a base rate ("Base Rate"), at the Company's election. LIBOR borrowings bear interest at LIBOR plus 1.25% to 2.00% and Base Rate borrowings bear interest at the higher of the Federal Funds Rate plus 0.50% or the prime rate plus 0% to 0.50% based on the Company's borrowing base utilization.

         The borrowing base on the Revolver is subject to semi-annual redeterminations on June 30 and December 31. At December 31, 2000, the borrowing base was $120 million with outstanding borrowings of $90 million at a weighted average interest rate of 8.49%. The Revolver provides for commitment fees of 0.375% to 0.50% based on borrowing base utilization, and restricts the payment of dividends, additional indebtedness, sale of assets, loans, certain investments and mergers. The Revolver also contains covenants which require the maintenance of a minimum current ratio and certain interest and debt ratios. The Revolver is collateralized by substantially all of the Company's assets and matures on November 27, 2003.

REVOLVING CREDIT AGREEMENT

         On December 30, 1999, the Company entered into a revolving credit agreement (the "Credit Agreement") with Fathom Energy Capital I, LLC ("Fathom") and The Prudential Insurance Company of America ("Prudential"). The Credit Agreement provided for interest rates based on the Prime Rate or LIBOR plus an applicable margin ranging from 2.125% and 2.750%, based on predetermined percentages of the utilization of the maximum borrowing base in effect. On November 27, 2000, the Company utilized proceeds from the Revolver to repay borrowings of $49,705,000 outstanding under the Credit Agreement and cancelled the Credit Agreement. See discussion below regarding the extraordinary loss recognized in connection with the extinguishment of debt.

SUBORDINATED TERM NOTES

         On December 30, 1999 the Company issued $30 million of 13% subordinated, secured term promissory notes (the "Subordinated Term Notes") due December 30, 2003, to Fathom and Prudential. Interest on the Subordinated Term Notes was payable monthly in arrears. In connection with the issuance of the Subordinated Term Notes, the Company sold warrants (the "Warrants") to purchase an aggregate 193,548 shares of the Company's common stock at a price of $0.01 per share (see Note 6) to Shell Capital Inc. ("Shell") and Prudential for a total purchase price of $10.00. The Company allocated $9,231,000 of the proceeds received on the issuance of the Subordinated Term Notes to the Warrants, which represented the fair value of the Warrants on the date of issuance, and recorded an offsetting amount as a debt discount. The debt discount was being amortized over the life of the Subordinated Term Notes. Amortization expense recognized during 2000 of $2,115,000 has been included in interest expense.

         On November 27, 2000, the Company utilized proceeds from the Revolver to repay the balance of $30 million outstanding under the Subordinated Term Notes. Under terms of the Subordinated Term Notes, the Company was required to pay approximately $5.7 million as a prepayment penalty for early extinguishment of the Subordinated Term Notes. See discussion below regarding the extraordinary loss recognized in connection with the extinguishment of debt.

EXTINGUISHMENT OF DEBT

         On November 27, 2000, in connection with the repayments of the Credit Agreement and the Subordinated Term Notes, the Company recorded an extraordinary loss of $9,883,000 (net of tax benefit of $5,879,000) comprised of the following (in thousands):

Write off of deferred financing costs........................                   $     2,929
Write off of debt discount...................................                         7,116
Prepayment penalty...........................................                         5,717
Deferred tax benefit.........................................                        (5,879)
                                                                               ---------------
    Extraordinary loss.......................................                   $     9,883
                                                                               ===============

5.     INCOME TAXES:

The components of the benefit for income taxes are as follows (in thousands):

                                                                                    FOR THE YEAR
                                                                                       ENDED
                                                                                    DECEMBER 31,
                                                                                        2000
                                                                                 -------------------
         Current-
              Federal.......................................                           $  -
              State.........................................                              -
                                                                                       --------
                                                                                          -
                                                                                       --------
         Deferred-
              Federal.......................................                           (2,196)
              State.........................................                             (155)
                                                                                       --------
         Benefit for income taxes...........................                          $(2,351)
                                                                                       ========

         The difference between this provision for income taxes and the amounts computed by applying the U.S. federal statutory rate are as follows (in thousands):

                                                                                    FOR THE YEAR
                                                                                       ENDED
                                                                                    DECEMBER 31,
                                                                                        2000
                                                                                 -------------------
         Federal statutory rate.................................................       $(2,357)
         State income taxes.....................................................          (155)
         Permanent differences..................................................           161
                                                                                       --------
                                                                                       $(2,351)
                                                                                       ========

         Deferred tax liabilities and assets are comprised of the following (in thousands):

                                                                         DECEMBER 31,
                                                              -----------------------------------
                                                                   2000               1999
                                                              ---------------   -----------------
         Deferred tax assets:
           Loss carryforwards............................     $     3,962       $      1,096
           AMT carryforwards.............................             781                781
                                                              ---------------   -----------------
                                                                    4,743              1,877
         Deferred tax liabilities:
           Financial basis of gas and oil properties in
              excess of tax basis........................          17,263             18,442
                                                              ---------------   -----------------
         Net deferred tax liability........................   $    12,520       $     16,565
                                                              ===============   =================

         At December 31, 2000, the Company had AMT carryforwards of $781,000, which do not expire, and loss carryforwards of $10,621,000 ($2,263,000 of which were transferred to the Company as a result of acquiring the stock of
TCC), the majority of which expires in 2020. Management believes that the Company will more likely than not be able to utilize the deferred tax assets recorded at December 31, 2000.

         The deferred tax liability recorded at December 31, 1999 was reduced during 2000 (along with oil and gas properties) by approximately $1,694,000 for purchase price adjustments recorded in connection with the Transaction.

6.     SHAREHOLDERS' EQUITY:

COMMON STOCK

         A total of 4.3 million common shares, $.01 par value, are authorized and 999,939 were issued and outstanding at December 31, 2000 and 1999. The Company issued 544,699 shares to Chevron and 455,240 shares to the TCC shareholders upon consummation of the Transaction on December 30, 1999 (see
Note 3).

PREFERRED STOCK

         On December 30, 1999, the Company sold a total of 209,678 shares of its Series A Convertible Preferred Stock to Prudential and Shell for an aggregate $10 million and sold a total of 209,678 shares of its Series B Convertible Preferred Stock to Chevron and TCC shareholders for an aggregate $10 million. Total proceeds received by the Company were reduced by $1.2 million related to direct costs of issuing the securities. The net proceeds from the sale of the Series A and B Convertible Preferred Stock (collectively the "Preferred Stock") to Prudential, Shell, Chevron and the TCC shareholders (collectively the "Holders") was used to fund a portion of the cash consideration paid to Chevron and TCC shareholders in connection with the Transaction and for business expansion.

         The Preferred Stock is non-cumulative, and the Holders of the Preferred Stock are not entitled to dividends unless, and until, declared by the Company. Additionally, if at any time during which the Preferred Stock is outstanding, the Company declares any dividends on any shares of common stock, the Holders of the Preferred Stock are entitled to receive equivalent per share dividends.

         At the Holders' option, and at any time, each Holder may convert all of their Preferred Stock into, subject to certain anti-dilution adjustments, one share of common stock for each share of Preferred Stock. Immediately prior to the occurrence of a Qualifying Public Offering (as defined in the Securities Purchase Agreement), the Preferred Stock shall be automatically converted into one share of common stock. Additional provisions apply under the Securities Purchase Agreement as to any liquidation, dissolution or winding up of the Company. Also, at any time after June 30, 2004, and upon written request, the Holders can require the Company to repurchase the Preferred Stock at a price equal to the greatest of 1) the Liquidation Preference, 2) the Appraisal Value, and 3) the Formula Value (each as defined in the Securities Purchase Agreement). As a result of the repurchase obligation, the carrying amount of the Preferred Stock will be increased by periodic accretions such that the carrying amount will equal the Liquidation Preference on June 30, 2004. Such increases will be recorded as a charge against retained earnings, or in the absence of retained earnings, against additional paid-in capital.

         The Holders of Preferred Stock have the right to vote together with the holders of shares of common stock, subject to certain super majority provisions (as defined in the Securities Purchase Agreement), voting together as a single class. Each Holder of shares of Preferred Stock is entitled to the number of votes per share equal to the number of shares of common stock issuable at such time upon the conversion of each share of Preferred Stock held by such Holder.

WARRANTS

       On December 30, 1999, in connection with issuance of the Subordinated Term Notes, the Company sold, to Prudential and Shell, Warrants to purchase 193,548 shares of the Company's common stock at an exercise price of $.01 per share. The Warrants are exercisable at any time, or from time to time, after December 30, 1999 and prior to the later of 1) December 30, 2005, or 2) the date that is six months after the Subordinated Term Notes are fully retired. The number of shares of common stock purchasable upon the exercise of the Warrants, and the exercise price are subject to adjustment upon the occurrence of certain events.

         When issued, the Warrants included a "put right," whereby holders of the Warrants could require the Company to repurchase any or all of the Warrants at any time after June 30, 2004, and until the expiration of the Warrants (the "Put Right"). Because the holders of the Warrants had the choice of cash settlement or settlement in shares, the Company classified the Warrants as a liability at December 31, 1999 and subsequently adjusted the balance of the Warrants to reflect the estimated repurchase obligation. The increase in the Warrants account of $1,018,000 during 2000 was recognized as interest expense. In connection with the extinguishment of the Subordinated Term Notes on November 27, 2000 (see Note 4) and in accordance with the terms and conditions of the Warrants, the Put Right expired. As a result, the Company no longer has any obligation to repurchase the Warrants or the underlying common stock. Therefore, the Company has classified the Warrants as a component of shareholders' equity at December 31, 2000.

7.     COMMITMENTS AND CONTINGENCIES:

LEGAL MATTERS

         Evergreen Resources, Inc. ("Plaintiff") has filed suit against the Company and other joint interest owners over a certain lease on mineral properties that were held by TCC and are now held by the Company. The Plaintiff alleges that it held an effective mineral lease on the properties at the time a similar lease was acquired by the Company, making one of the Company's leases ineffective. The Plaintiff further alleges that the Company's lease is ineffective because it was transferred in violation of a right of first refusal contained in the Plaintiff's lease. The Company is vigorously contesting the case. At this time, the Company is unable to estimate the range of potential loss, if any, from this legal proceeding. However, the Company's management does not believe the outcome of this case will have a material adverse impact on its financial position or results of operations.

         By agreement effective January 9, 2001, the Company entered into a Settlement Agreement with all parties to the litigation discussed above. Under terms of the Settlement Agreement, the Company and Plaintiff have agreed to sell their interests in the disputed properties and their interests in Lorencito for a minimum price. Upon consummation of the sale at the minimum price, the Plaintiff has agreed to dismiss its suit. The Company is currently involved in the execution of the terms and conditions of that Settlement Agreement.

SALES CONTRACTS

         The Company has an agreement dated August 2, 1999, as amended, with Chevron Products Company (the "Chevron Agreement"), whereby the Company is obligated to sell Black Wax crude oil production from the Uinta Basin at varying prices tied to the prevailing NYMEX price of crude oil and Chevron Products Company's posted price for Black Wax crude oil. The Chevron Agreement expires on September 30, 2004 and is extendable at Chevron's discretion for two additional one-year terms.

         All of the natural gas produced from the former Chevron properties is subject to a call by Chevron at market-based prices. To date, Chevron has elected not to exercise its rights under this call and has provided the Company a written waiver of its rights to call such production effective through March 31, 2003.

         In January 2001, the Company began delivering 10,000 Mcf per day to a purchaser under a sales contract which ends on August 31, 2006. Under the contract, the purchaser has the option to purchase the dedicated volumes at the average Gas Daily price or the Rocky Mountain Northwest Pipeline Inside FERC price. The contract also provides for a bilateral right of termination in the event the purchaser fails to purchase at least 75% of the monthly quantities received. The remainder of the Company's natural gas as of December 31, 2000, was sold on a spot market basis under short term contracts of 30 days or less to a number of different pipelines and/or marketing companies.

LEASE OBLIGATIONS

         The Company leases office space, vehicles, and field and office equipment under various non-cancelable operating lease agreements. Future minimum lease payments under these leases are as follows (in thousands):

                                   YEARS ENDING DECEMBER 31,
                  --------------------------------------------------------------
                  2001.....................................      $       2,019
                  2002.....................................              1,309
                  2003.....................................              1,244
                  2004.....................................              1,011
                  2005.....................................                750
                  Thereafter...............................                216
                                                                 ---------------
                  Total....................................      $       6,549
                                                                 ===============

TRANSPORTATION AGREEMENTS

       The Company is a party to two firm transportation agreements ("Transportation Agreements") with Colorado Interstate Gas Company ("CIG"). One of the Transportation Agreements is effective through November 30, 2009 and provides for a minimum daily quantity ("MDQ") of 4,000 Mcf. The other Transportation Agreement is effective through November 1, 2010 and provides for MDQ of 9,000 Mcf. Both Transportation Agreements provide for charges to be assessed on the MDQ, even when fewer volumes are transported. Future minimum payments under the Transportation Agreements are as follows:

                                 YEARS ENDING DECEMBER 31,
                  -----------------------------------------------------------
                                                                  2000
                                                            -----------------
                  2001.................................     $        1,143
                  2002.................................              1,143
                  2003.................................              1,143
                  2004.................................              1,143
                  2005.................................              1,143
                  Thereafter...........................              5,648
                                                            -----------------
                  Total................................     $       11,363
                                                            =================

LETTERS OF CREDIT

         The Company had letters of credit totaling $290,000 with a bank for the plugging and abandoning of certain wells. In March 2001, the letters of credit were released. The Company replaced the letters of credit with bonds to insure the plugging and abandoning cost of those certain wells.

8.     HEDGING ACTIVITY:

         At December 31, 2000, the Company had a natural gas "costless collar" contract for a notional amount of 10,000 Mmbtus of natural gas per day from August 2000 through February 2002 at a floor price of $2.50 and a ceiling price of $5.30. At December 31, 2000, the Company had an oil price swap agreement for 2001-2004 as follows:

                             BBLS                                    TIME
                           PER DAY            FIXED PRICE           PERIOD
                           -------            -----------        ------------
                            1,850               $19.11           1/01 - 12/01
                            1,650               $18.24           1/02 - 12/02
                            1,400               $17.82           1/03 - 12/03
                            1,250               $17.62           1/04 - 12/04

         While it is not the Company's intention to terminate any of the contracts discussed above, the Company estimates it would have had to pay approximately $14.7 million to exit such contracts at December 31, 2000. The Company recognized reductions of oil and gas revenues during 2000 of $5,905,000 and $221,000, respectively, from hedging contracts.

         In 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. It also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. Upon adoption of SFAS No. 133 on January 1, 2001 the Company recorded as a cumulative effect of a change in accounting principle, a $9.2 million hedging loss in other comprehensive loss for the fair market value of derivative contracts designated as hedges, and corresponding entries of $14.7 million and $5.5 million as derivative liability and deferred tax asset, respectively.

9.     ACQUISITIONS AND DIVESTITURES:

         In January 2000, the Company acquired a 100% working interest in eleven producing wells for $5.75 million from Baker Hughes Oilfield Operations, Inc.

         In June and July 2000, the Company sold oil and gas properties acquired from TCC with net costs of $9,929,000 to various purchasers. The net proceeds received on the sales were $8,567,000, which resulted in a net loss on the sales of approximately $1,362,000.

10.    RELATED PARTY TRANSACTIONS:

         In August 1999, TCC entered into a separation agreement with an employee whereby TCC agreed to pay the employee $15,000 per quarter for the remainder of the employee's life. Payments commenced on January 1, 2000. At December 31, 2000, the total estimated present value of future payments under the separation agreement was $652,000. As of December 31, 2000, $592,000 of this amount has been classified as a non-current liability and $60,000 has been classified as a current liability.

         In conjunction with the acquisition of TCC by SEI, TCC transferred to SEI a certain promissory note and pledge agreement between TCC and an employee. The note amount of $485,625 has been recorded as a reduction to shareholders' equity in the accompanying consolidated balance sheet. The recourse note bears interest at 5.8% and the principal plus accrued interest is due on July 23, 2002.

11.    BENEFIT PLAN:

         Effective July 1, 2000, the Company and its affiliates established the SEI 401(k) Profit Sharing Plan (the "401(k) Plan"). The Company and its affiliates match contributions to the 401(k) Plan of 50% of each employee's contributions, up to the first 6% of the employee's monthly contributions. The Company may also contribute additional amounts at the sole discretion of the Compensation Committee. For the year ended December 31, 2000, the Company made matching contributions of $73,000. No discretionary contributions were made during the year ended December 31, 2000.

12.    STOCK OPTION PLAN:

         On February 28, 2000, the Company adopted the 2000 Stock Option Plan (the "Stock Option Plan"), as amended, for certain key employees. The Company initially reserved 403,211 shares of common stock for issuance under the Stock Option Plan. In no event will the sum of the number of shares issued under the Stock Option Plan exceed 20% of fully diluted common equity of the Company. The exercise price of options granted under the Stock Option Plan increases from the date of grant through the date of exercise at a compounded annual rate of 25%, pro-rated for less than full year periods. Because the exercise price of options granted under the Stock Option Plan is not fixed at the date of grant, the Company is required to account for such grants as variable awards until the date the options are exercised, forfeited or expire unexercised. Compensation cost will be measured for the excess of the fair value of the Company's common stock over the exercise price at each reporting period and recognized over the remaining vesting period of the options. Because the fair value of the Company's common stock at December 31, 2000 was not in excess of the exercise price of options outstanding under the Stock Option Plan at December 31, 2000, the Company recognized no compensation expense related to stock options during 2000.

         The following table summarizes activity with respect to stock options.

                                                                               SHARES
                                                                            -------------
                  Outstanding at December 31, 1999...............                   --
                    Granted......................................              414,299
                    Exercised....................................                   --
                    Returned.....................................              (26,209)
                                                                            -------------
                  Outstanding at December 31, 2000...............              388,090
                                                                            =============

                  Options exercisable:
                  December 31, 2000................................               --

         At December 31, 2000, the exercise price on all options outstanding was $59.65.

         The weighted average remaining contractual life of the options outstanding under the Stock Option Plan at December 31, 2000 is approximately 9 years. Options granted during 2000 vest in equal parts on January 1, 2003, 2004 and 2005.

         Had compensation expense for the Company's 2000 stock option grants been determined consistent with the fair value based method under SFAS No. 123, the effect on the statement of operations would have been immaterial.

13.    MAJOR PURCHASERS:

         During 2000, Chevron accounted for 50% and Dynegy accounted for 32%, of revenues, respectively. Management believes that the loss of any individual purchaser would not have a long-term material adverse impact on the financial position or results of operations of the Company.

14.    SUBSEQUENT EVENTS:

         In January 2001, the Company assigned its outstanding oil swap contract to another counterparty, which resulted in a $0.31 per barrel reduction in the fixed price for the term of the contract. All other terms and conditions of the original contract remained the same.

         In January 2001, to reduce variable interest rate exposure on debt, the Company entered into an interest rate swap agreement, effectively fixing its interest rate at an average of 6.80% on a total notional balance of $50 million until February 2002. Settlements of net amounts are made monthly, based on LIBOR rates, which is the same interest rate basis as the Company's senior debt balance.

         In February 2001, the Company entered into a natural gas "costless collar" for a notional amount of 10,000 Mmbtus of natural gas per day from March 2001 through August 2002 at a floor price of $4.50 and a ceiling price of $6.20.

         In March 2001 the Company purchased two additional drilling rigs for $1,350,000 to be used primarily for the drilling of development wells in the Uinta basin for its own account.

15.    SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS ACTIVITIES:

         The following tables set forth certain historical costs and costs incurred related to the Company's oil and natural gas producing activities:

                                                                                     DECEMBER 31,
                                                                                         2000
                                                                                    --------------
                                                                                    (IN THOUSANDS)
        Capitalized costs-
           Proved oil and natural gas properties................................         $133,665
           Unproved oil and natural gas properties..............................            1,619
                                                                                    --------------
               Total oil and natural gas properties.............................          135,284

           Less:  Accumulated depletion, depreciation and
               amortization.....................................................            (6,073)
                                                                                    --------------
               Net capitalized costs............................................          $129,211
                                                                                    ==============

                                                                                       FOR THE
                                                                                      YEAR ENDED
                                                                                     DECEMBER 31,
                                                                                        2000
                                                                                    --------------
                                                                                    (IN THOUSANDS)
        Costs incurred-
           Proved property acquisition costs....................................        $  6,327
           Unproved property acquisition costs..................................             607
           Development costs....................................................           52,163
                                                                                    --------------
               Total............................................................          $59,097
                                                                                    ==============

OIL AND GAS RESERVE INFORMATION (UNAUDITED)

         The following summarizes Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves and reconciliation of such Standardized Measure between years. Estimates of total proved and proved developed reserves at December 31, 2000 were prepared by Ryder Scott Company. Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be recovered through existing wells with existing equipment and operating methods. All of the Company's oil and natural gas reserves are located in the United States.

         The Standardized Measure of discounted future net cash flows does not purport to present, nor should it be interpreted to present, the fair value of the Company's oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in
prices and costs and a discount factor more          representative of the
time value of money and the risks inherent in reserve estimates.

QUANTITIES OF OIL AND GAS RESERVES (UNAUDITED)

         The following table presents estimates of the Company's net proved and proved developed oil and gas reserves:

                                                                                         OIL            GAS
                                                                                       (MBLS)          (MMCF)
                                                                                      ---------      ---------
    Proved reserves at December 31, 1999........................................       17,366        184,313
        Revisions of previous estimates.........................................       (2,946)         7,401
        Discoveries.............................................................        6,613        191,528
        Purchase of minerals in place...........................................           76          6,002
        Sale of minerals in place...............................................         (400)        (8,335)
        Production..............................................................         (886)        (6,789)
                                                                                      ---------      ---------
    Proved reserves at December 31, 2000........................................       19,823        374,120
                                                                                      =========      =========

    Proved developed reserves at December 31, 2000...........................          12,296        108,462
                                                                                      =========      =========

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
    FLOWS RELATING TO PROVED OIL AND GAS RESERVES (UNAUDITED)

                                                                                    DECEMBER 31,
                                                                                        2000
                                                                                   --------------
                                                                                   (IN THOUSANDS)
        Future cash flows.......................................................    $ 3,843,184
        Future production costs.................................................       (541,217)
        Future development costs................................................       (151,104)
                                                                                   --------------
        Future net cash flows before tax........................................      3,150,863
        Future income tax.......................................................     (1,018,960)
                                                                                   --------------
        Future net cash flows after tax.........................................      2,131,903
        Annual discount at 10%..................................................     (1,214,808)
                                                                                   --------------
        Standardized measure of discounted future
           net cash flows.......................................................    $    917,095
                                                                                   ==============

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED
    FUTURE NET CASH FLOWS (UNAUDITED)

                                                                                       FOR THE
                                                                                     YEAR ENDED
                                                                                    DECEMBER 31,
                                                                                        2000
                                                                                   --------------
                                                                                   (IN THOUSANDS)
        Standardized measure, beginning of year                                         $ 162,092
        Oil and natural gas sales, net of production costs......................          (42,179)
        Net changes in anticipated prices and production cost...................          560,531
        Extensions and discoveries, less related costs..........................          665,841
        Changes in estimated future development costs...........................          (62,061)
        Previously estimated development costs incurred.........................            9,686
        Net change in income taxes..............................................         (320,308)
        Purchase of minerals in place...........................................           17,679
        Sales of minerals in place..............................................           (7,567)
        Accretion of discount...................................................           24,210
        Revision of quantity estimates..........................................          (31,626)
        Changes in production rates and other...................................          (59,203)
                                                                                   --------------
        Standardized measure, end of year.......................................        $ 917,095
                                                                                   ==============